UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 17, 2008

The Penn Traffic Company
(Exact name of registrant as specified in its charter)

Delaware	0-8858	25-0716800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 State Fair Boulevard Syracuse, New York	13221-4737
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:   (315) 453-7284

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01. Entry into a Material Definitive Agreement.

On December 17, 2008, The Penn Traffic Company (the "Company") and its wholly-owned subsidiary, Big M Supermarkets, Inc. ("Big M"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with C&S Wholesale Grocers, Inc. ("C&S") pursuant to which C&S will purchase substantially all of the assets owned by the Company and Big M relating to their wholesale grocery business (subject to certain exceptions further described in the Asset Purchase Agreement). The Asset Purchase Agreement contemplates a purchase price of approximately $43 million for these assets, subject to a post-closing true-up calculation.

Prior to entry into the Asset Purchase Agreement, C&S supplied general merchandise and health and beauty care products to stores operated and owned by the Company as well as grocery stores owned and operated by its wholesale customers, pursuant to that certain Supply Agreement, dated January 24, 2007, by and between the Company and C&S. C&S also procured produce for the Company for these stores, pursuant to that certain Penn Traffic Company Supply Agreement, dated January 29, 2008, by and between the Company and C&S. Pursuant to that certain Amended and Restated Penn Traffic Company Supply Agreement, dated September 10, 2008, by and between C&S and the Company, C&S began procuring additional categories of groceries and merchandise for the Company effective on or about October 12, 2008.  C&S will continue to provide these procurement services to the stores operated and owned by the Company pursuant to these agreements, as amended, after the closing of the asset disposition under the Asset Purchase Agreement.

It is a condition to closing under the Asset Purchase Agreement that the Company and C&S enter into a third party logistics agreement pursuant to which the Company will continue to handle all transportation, warehousing and distribution services to the Company’s former wholesale accounts for the benefit of C&S. The closing is further conditioned upon the Company and C&S entering into a transition services agreement whereby the Company will provide various support services to the wholesale accounts during a transition period.

The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

On December 17, 2008, the Company issued a press release announcing the sale of its Wholesale business segment pursuant to the Asset Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item  9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Asset Purchase Agreement

99.1	Press Release dated December 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY

By:	/s/ Daniel J. Mahoney
Name: Daniel J. Mahoney Title: SVP, General Counsel

Dated:  December 23, 2008

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Asset Purchase Agreement

99.1	Press Release dated December 17, 2008